Exhibit 5.1

September 18, 2006

Janus Capital Group Inc.

151 Detroit Street

Denver, Colorado 80206

Re:                 Janus Capital Group Inc. – 5.875% Notes due 2011

Ladies and Gentlemen:

We have acted as special counsel to Janus Capital Group Inc., a Delaware corporation (the “Company”), in connection with the Underwriting Agreement, dated September 13, 2006 (the “Underwriting Agreement”), between Citigroup Global Markets Inc. and Banc of America Securities LLC, as representatives of the several Underwriters named therein (the “Underwriters”), and the Company, relating to the sale by the Company to the Underwriters of $275,000,000 aggregate principal amount of the Company’s 5.875% Notes Due 2011 (the “Notes”) to be issued under the Indenture, dated as of November 6, 2001 (the “Indenture”), between the Company and JP Morgan Chase Bank N.A., as trustee.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:

(a)           the registration statement on Form S-3 (File No. 333-86606) of the Company relating to the Notes and other securities of the Company filed on April 25, 2002 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”) allowing for delayed offerings pursuant to Rule 415 under the Securities Act, and the information deemed to be a part of the registration statement pursuant to Rule 430B of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”) (such registration statement, at the time it became effective, being hereinafter referred to as the “Registration Statement”);

(b)           the prospectus, dated April 25, 2002, which forms a part of and is included in the Registration Statement,

(c)           the preliminary prospectus supplement, dated September 13, 2006, relating to the offering of the Notes, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(d)           the prospectus supplement, dated September 13, 2006, relating to the offering of the Notes, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations.

(e)           the term sheet containing the final terms of the Notes and attached to the Underwriting Agreement as Schedule IV thereto;

(f)            an executed copy of the Underwriting Agreement;

(g)           an executed copy of the Indenture;

(h)           the Amended and Restated Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware (the “Certificate of Incorporation”);

(i)            the Bylaws of the Company, as certified by Curt R. Foust, the Assistant General Counsel and Assistant Secretary of the Company (the “Bylaws”);

(j)            the certificate of David R. Martin, Chief Financial Officer and Executive Vice President — Finance of the Company and Curt R. Foust, Assistant General Counsel and Assistant Secretary of the Company establishing the terms and provisions of the Notes pursuant to Sections 201, 203 and 301 of the Indenture (the “Note Terms”);

(k)           the global certificate evidencing the Notes;

(l)            resolutions of the Board of Directors of the Company, adopted on August 20, 2001 and September 12, 2006, as certified by Curt Foust, the Assistant General Counsel and Assistant Secretary of the Company; and

(m)          the certificate of Gary D. Black, the Chief Executive Officer of the Company and David R. Martin, the Chief Financial Officer and Executive Vice President – Finance of the Company, dated the date hereof, a copy of which is attached as Exhibit A hereto (the “Company’s Certificate”).

The Underwriting Agreement, the Indenture, the Note Terms and the Notes are referred to herein collectively as the “Transaction Documents.”

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies.  In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.  As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including the facts set forth in the Company’s Certificate.

The opinions set forth below are subject to the following further qualifications, assumptions and limitations:

(a)           we do not express any opinion as to the effect on the opinions expressed herein of (i) the compliance or noncompliance of any party (other than with respect to the Company to the extent necessary to render the opinions set forth herein) to each of the Transaction Documents with any state, federal or other laws or regulations applicable to it or them or (ii) the legal or regulatory status or the nature of the business of any party (other than with respect to the Company to the extent necessary to render the opinions set forth herein);

(b)           we have assumed that the execution and delivery by the Company of each of the Transaction Documents and the performance by the Company of its obligations thereunder do not and will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or any of its properties is subject (except that we do not make the assumption set forth in this clause (i) with respect to the Certificate of Incorporation or the Bylaws), (ii) any law, rule, or regulation to which the Company or any of its properties is subject

(except that we do not make the assumption set forth in this clause (i) with respect to Opined on Law (as defined below)), (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority;

(c)           the validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law);

(d)           we do not express any opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on any of the Transaction Documents or any transactions contemplated thereby;

(e)           we do not express any opinion on the enforceability of any provision in a Transaction Document purporting to prohibit, restrict or condition the assignment of rights under such Transaction Document to the extent such restriction on assignability is governed by the Uniform Commercial Code; and

(f)            to the extent any opinion relates to the enforceability of the choice of New York  law and choice of New York forum provisions of the Transaction Documents, our opinion is rendered in reliance upon N.Y. Gen. Oblig. Law §§ 5-1401, 5-1402 (McKinney 2001)  and N.Y. C.P.L.R. 327(b) (McKinney 2001) and is subject to the qualification that such enforceability may be limited by public policy considerations.

Our opinions set forth herein are limited to the Delaware General Corporation Law and those laws of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that the Notes have been duly authorized, executed and delivered by Company, and when duly authenticated by the Trustee and issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement, the

Indenture and the Note Terms, the Notes will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms.

 We hereby consent to the filing of this opinion with the Commission as exhibit 5.1 to the Company’s Current Report on Form 8-K, dated the date hereof. We also hereby consent to the use of our name under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP